                                                                   EXHIBIT 10.37





















                            QWEST DIGITAL MEDIA, LLC

                                GROWTH SHARE PLAN


                (AS AMENDED AND RESTATED EFFECTIVE JUNE 1, 2000)

                                TABLE OF CONTENTS


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
Section 1 -  INTRODUCTION                                                          1
         1.1      Establishment                                                    1
         1.2      Purposes                                                         1
         1.3      General Plan Description                                         1

Section 2 - DEFINITIONS                                                            1
         2.1      Definitions                                                      1
         2.2      Gender and Number                                                5

Section 3 - PLAN ADMINISTRATION                                                    6
         3.1      Administration by the Board                                      6
         3.2      Adoption of Rules                                                6

Section 4 - PARTICIPATION IN THE PLAN                                              6
         4.1      Eligibility for Participation                                    6
         4.2      Plan Agreement                                                   6

Section 5 - PERFORMANCE CYCLE                                                      7
         5.1      Determination of Performance Cycle                               7
         5.2      Normal Performance Cycle                                         7

Section 6 - GROWTH SHARE GRANTS                                                    7
         6.1      Grants                                                           7
         6.2      Number of Growth Shares; Adjustments                             7
         6.3      Establishment of Individual Growth Share Accounts                8

Section 7 - VESTING OF GROWTH SHARES                                               8
         7.1      Normal Vesting Schedule                                          8
         7.2      Vesting in Other Circumstances                                   8
         7.3      Termination for Cause                                            8

Section 8 - Initial Public Offering                                                9
         8.1      Value of Growth Shares Capped Upon Initial Public Offering       9
         8.2      Issuance of Non-Qualified Stock Options                          9

Section 9 - PAYMENTS TO PARTICIPANTS                                               9
         9.1      Value of Growth Shares                                           9
         9.2      Payments to Participants - In General                            9
         9.3      Form of Payment                                                 10
         9.4      Use of Common Stock for Payment                                 10
         9.5      Exceptional Payments                                            11

Section 10 - RIGHTS OF EMPLOYEES                                                  11



                                       i
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
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
Section 11 - DESIGNATION OF BENEFICIARIES                                         12

Section 12 - CHANGES IN ACCOUNTING RULES                                          12

Section 13 - OTHER EMPLOYEE BENEFITS                                              12

Section 14 - PLAN AMENDMENT, MODIFICATION AND TERMINATION                         13

Section 15 - SETOFF                                                               13

Section 16 - PLAN FUNDING                                                         13

Section 17 - NON-ASSIGNABILITY OF RIGHTS                                          13

Section 18 - WITHHOLDING TAXES                                                    14

Section 19 - REQUIREMENTS OF LAW                                                  14
         19.1     Requirements of Law                                             14
         19.2     Governing Law                                                   14

Section 20 - SEVERABILITY                                                         14

                            QWEST DIGITAL MEDIA, LLC
                                GROWTH SHARE PLAN


                                    SECTION 1
                                  INTRODUCTION

         1.1 Establishment. Qwest Digital Media, LLC, a Delaware limited liability company, (as defined in subsection 2.1(j), the "Company") adopted the Qwest Digital Media, LLC Growth Share Plan (the "Plan") effective as of March 23, 1999. The Plan is hereby amended and restated in its entirety as set forth below, effective as of June 1, 2000. The Plan permits the grant of Growth Shares (as defined in subsection 2.1(n)) to certain key employees of the Company and its Affiliated Entities (as defined in subsection 2.1(a)) or to other individuals selected by the Board.

         1.2 Purposes. The purposes of the Plan are to provide the persons selected for participation in the Plan with added incentives to continue in the service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to the achievement of long-term growth and financial performance. The Plan is also designed to attract key employees and to retain and motivate participating employees by providing an opportunity for such persons to participate in the long-term growth, profitability and performance of the Company, thus enhancing the value of the Company.

         1.3 General Plan Description. Participants in the Plan will receive Growth Shares (as defined herein) in the Company. The Growth Shares will entitle the holders to a portion of the increase in value of the LLC Interests (as defined in subsection 2.1(p)) or the Common Stock (as defined in subsection 2.1(i)), as applicable, of the Company, as described in Section 9. Except as otherwise provided in Sections 9.3 and 9.4, the Growth Shares will not, however, entitle the holders to acquire actual securities of the Company, nor shall the holders of the Growth Shares have actual ownership rights, such as voting rights, in the Company. Regardless of any difference in the attributes of the various classes of Membership Interests (as defined in subsection 2.1(s)) in the Company, all such classes of membership interests shall be treated as equivalent for purposes of the Plan.

                                    SECTION 2
                                  DEFINITIONS

         2.1 Definitions. The following terms shall have the meanings set forth below:

                  (a) "Affiliated Entity" means any corporation, partnership, limited liability company or other entity which is affiliated with the Company through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) of the Internal Revenue Code, or is otherwise designated as an Affiliated Entity by the Board.

                  (b) "Agreement" or "Plan Agreement" means the written agreement entered into between the Company and the Participant to carry out the provisions of the Plan with respect to the Participant and in accordance with the Plan's terms and conditions.

                  (c) "Appraised Value" means the fair market value of the Company, which shall be the cash price that would be paid for the Company by an arm's length purchaser, or the Company's assets less its liabilities, determined by appraisal in accordance with the following provisions, divided by the number of LLC Interests or shares of Common Stock outstanding, determined on a fully diluted basis. If the Company is converted into a corporation and if the LLC Interests are converted into a class of Common Stock of such new corporation, the "Appraised Value" shall be determined based upon the outstanding shares of such Common Stock. When Appraised Value is to be used to determine the Ending Value, the Appraised Value shall be initially determined by an independent investment banking firm nationally recognized in the telecommunications or media industry selected by the Board (the "First Appraisal"). For purposes of this subsection 2.1(c), an investment banking firm shall be considered to be "independent" regardless of whether the investment banking firm has previously been retained by the Company or by an Affiliated Entity to provide investment banking or other financial services. The Company shall furnish the investment banking firm, and any additional investment banking firm engaged in accordance with the provisions of this subsection 2.1(c), with access to all financial records of the Company reasonably necessary for purposes of conducting the appraisal. The costs and expenses of the First Appraisal shall be borne by the Company. The First Appraisal shall be completed and delivered to the Board and all Participants within forty-five (45) days following the applicable Triggering Event. If any Participant or group of Participants does not agree with the Appraised Value as so determined, the Participant or Participants may engage an independent investment banking firm nationally recognized in the telecommunications or media industry to conduct a second appraisal (the "Second Appraisal"). The costs and expenses of the Second Appraisal shall be borne pro rata by the Participant or Participants who elect to have the Second Appraisal. The Participant or Participants desiring a Second Appraisal must notify the Board, in writing, of their election within forty-five (45) days following receipt of the First Appraisal by the Participants. Within twenty (20) business days after the Board receives written notice from a Participant or Participants requesting a Second Appraisal, the Board shall notify all Participants in writing that a Second Appraisal has been requested and any other Participants may, within twenty (20) business days following the receipt of notice from the Board, elect to participate in the Second Appraisal by delivering a written election to the Board. Any Participant who does not elect to conduct a Second Appraisal shall have the Appraised Value determined pursuant to the First Appraisal used to determine the Ending Value with respect to his or her Growth Shares. The Second Appraisal must be completed and delivered to the Board and the Participants within forty-five (45) days following the notification to the Board of an election by Participants to conduct the Second Appraisal. If the Second Appraisal produces an Appraised Value that is not more than 15 percent higher than the First Appraisal, the First Appraisal determination of Appraised Value shall be used for purposes of determining the Ending Value. If the Second Appraisal produces an Appraised Value that is more than 15 percent higher than the First Appraisal, then a third appraiser that is an independent investment banking firm nationally recognized in the telecommunications or media industry shall be selected by the first appraiser and the second appraiser to determine the Appraised Value (the "Third Appraisal"). The third appraiser shall be selected by the first appraiser and the second appraiser within ten (10) days after the completion of the Second Appraisal and shall complete the Third Appraisal and deliver it to the Board and the Participants within forty-five
(45) days following the date of its appointment. The Appraised Value that shall be used to determine the Ending Value with respect to the Participants who requested the Second Appraisal shall be the average of the two Appraised Values, as determined pursuant to the First Appraisal, the Second Appraisal and the Third Appraisal, that are closest in value. The costs and expenses of the third appraiser shall be borne 50 percent by the Company and 50 percent by the Participants, pro rata, who elected to have the Second Appraisal.

                  (d) "Award" means the amount payable to the Participant in accordance with the terms and provisions of the Plan.

                  (e) "Beginning Value" means such value per LLC Interest or share of Common Stock as shall be specified by the Board for any grant of Growth Shares. The Beginning Value with respect to a grant of Growth Shares shall be specified in the Plan Agreement with each Eligible Employee.

                  (f) "Board" means the Management Committee or other equivalent body, including but not limited to a Board of Directors, of the Company.

                  (g) "Cause" means willful misconduct, a willful failure to perform the Eligible Employee's duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Eligible Employee's performance of his or her duties or is materially detrimental to the Company or an Affiliated Entity or such other cause as the Board in good faith reasonably determines provides cause for the discharge of an Eligible Employee.

                  (h) "Change of Control" shall be deemed to have occurred if any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (i) Qwest Communications International Inc. ("Qwest"), (ii) any entity or organization controlled by Qwest, or (iii) any entity or organization affiliated with Qwest, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (i) the then-outstanding Membership Interests or Common Stock of the Company ("Outstanding Shares") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Power"). A "Change of Control" shall not occur if Qwest is merged with or into any other company or all of the stock of Qwest is acquired by any other company.

                  (i) "Common Stock" means the common stock of the Company that is issued in replacement or substitution for the LLC Interests at such time as the Company is converted into a corporation.

                  (j) "Company" means Qwest Digital Media, LLC, a Delaware limited liability company, or any entity which is a successor thereto as a result of merger, consolidation, liquidation or other reorganization, and, where the context requires, any Affiliated Entity.

                  (k) "Effective Date" means the effective date of the Plan, March 23, 1999.

                  (l) "Eligible Employees" means those key employees (including, without limitation, officers and directors who are also employees) of the Company or an Affiliated Entity, non-employee members of the Board or an Affiliated Entity, and any other individuals selected by the Board who are designated for participation in the Plan pursuant to Section 4.


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


                  (m) "Ending Value" means the per share value (determined on a fully diluted basis) of the LLC Interests or the Common Stock, as the case may be, used to determine the amount, if any, of an Award payable to a Participant, which will be determined based on the Triggering Event for the redemption of the Growth Shares in question, as follows:

                      (i) If a Triggering Event is the end of the Performance Cycle, the Ending Value will be the Appraised Value at the end of the Performance Cycle.

                      (ii) If the Triggering Event is the termination of the Plan before the end of the Performance Cycle, the Ending Value will be the Appraised Value as of the last day of the month coincident with or immediately following the date as of which the termination of the Plan occurs.

                      (iii) If the Triggering Event is a Change of Control of the Company, the Ending Value will be the Appraised Value immediately after the date of the Change of Control.

                  Notwithstanding the foregoing, if the Common Stock is traded on an established securities market as of the time Ending Value is to be determined and the Company is subject to the reporting and disclosure requirements of the Exchange Act, the Ending Value will be equal to the per share Market Value of such Common Stock on the date of the Triggering Event, subject to the provisions of Section 8.

               (n) "Growth Share" means a unit of value as determined under the provisions of Section 9 of the Plan.

               (o) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

               (p) "LLC Interests" means all of the various Membership Interests in the Company outstanding from time to time. For purposes of this Plan, all Membership Interests in the Company shall be treated as equivalent.

               (q) "Market Value" means the average of the mean between the bid and the asked prices of the Common Stock, or the closing price, as applicable, on the principal stock exchange, NASDAQ or other market on which such equity security is traded, over the 20 consecutive trading days ending on the date specified by the relevant provision of the Plan as of which Market Value is to be determined.

               (r) "Measuring Period" means the time period between the date as of which Beginning Value is determined with respect to the grant of a Growth Share to a Participant and the date as of which Ending Value is determined.

               (s) "Membership Interests" means all classes of outstanding Membership Interests in the Company.


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


               (t) "Participant" means an Eligible Employee who has been selected for participation under the Plan pursuant to Section 4, who has executed a Plan Agreement and who has outstanding grants of Growth Shares under the Plan.

               (u) "Performance Cycle" means the period established by the Board at the time of each grant of Growth Shares at the end of which Ending Value is determined (unless another Triggering Event has occurred prior to the end of the Performance Cycle) for purposes of calculating the value of such Growth Shares under the Plan. The Performance Cycle with respect to each grant of Growth Shares shall be determined by the Board at the time of grant and shall be specified in the Plan Agreement with respect to such grant of Growth Shares.

               (v) "Permanent Disability" means any physical or mental condition which permanently prevents a Participant from performing the material duties of his or her current employment. If a Participant makes application for disability benefits under the Company's long-term disability program, as now in effect or as hereafter amended, and qualifies for such benefits, the Participant shall be presumed to qualify as permanently disabled under this Plan.

               (w) "Plan" means the Qwest Digital Media, LLC Growth Share Plan as set forth in this document.

               (x) "Retirement" means termination of employment with the Company and all Affiliated Entities on or after reaching the normal retirement age of sixty-five.

               (y) "Triggering Event" means any event that triggers the redemption of and payment for the Growth Shares and the determination of Ending Value, as follows:

                   (i)   end of the Performance Cycle;

                   (ii)  termination of the Plan; or

                   (iii) Change of Control.

               (z) "Vested" or "Vesting" means the portion of a Participant's Award payable to the Participant in the case of termination of employment with the Company and all Affiliated Entities for reasons other than Cause as provided in Section 7. A Participant shall be subject to separate Vesting with respect to each grant of Growth Shares under the Plan. A Participant shall forfeit any unvested Growth Shares on the date of termination of employment with the Company and all Affiliated Entities and the Participant shall not become entitled to payment with respect to such forfeited Growth Shares as a result of any subsequent Triggering Event, or otherwise. A Participant who is not an employee of the Company or an Affiliated Entity shall have Vesting determined in accordance with the provisions established by that Participant's Plan Agreement.

         2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


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                                    SECTION 3
                              PLAN ADMINISTRATION

         3.1 Administration by the Board. The Plan shall be administered by the Board. The Board shall have exclusive and final authority, without modifying or changing the Plan, to interpret the Plan consistent with the intent of the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to delegate such responsibilities or duties as are allowable under the Plan or by law and as it deems desirable, and if it so determines, to cause an audit of the Plan's operations to be conducted by an independent certified public accounting firm selected by the Board, and to make all other determinations necessary or advisable for the administration of the Plan. In exercising its authority and discretion under the Plan, unless the context clearly provides otherwise, all decisions of the Board shall be made in the sole and absolute discretion of the Board. If a Compensation Committee is established by the Board, the Board may, if it so determines, delegate all or any portion of its authority under the Plan to the Compensation Committee.

         3.2 Adoption of Rules. The Board may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. The determinations, interpretations and other actions of the Board pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.


                                    SECTION 4
                           PARTICIPATION IN THE PLAN

         4.1 Eligibility for Participation. The Board shall establish the criteria for participation of Eligible Employees in the Plan, select the Participants, determine the number of Growth Shares to be granted to each Participant, and the provisions applicable to such Growth Shares, which may include provisions in addition to or different than the provisions of the Plan. The Board may delegate the authority and responsibility to select Participants and determine the number of Growth Shares to the Compensation Committee or to the Chairman of the Board. As a general matter, Plan participation shall be extended to those Eligible Employees of the Company and Affiliated Entities who, in the opinion of the Board, have the opportunity to significantly enhance the long-term financial success of the Company. The Board shall have the power and authority to designate any individual, whether or not an employee of the Company or an Affiliated Entity, as an "Eligible Employee" for purposes of participation in the Plan. An Eligible Employee shall become a Participant in the Plan upon designation as an Eligible Employee by the Board, and the execution by the Participant and the Company of a Plan Agreement.

         4.2 Plan Agreement. The Plan Agreement will specify the terms and conditions of a grant of Growth Shares to a Participant, including the number of Growth Shares granted, the date as of which Beginning Value shall be calculated, and the amount of Beginning Value, for purposes of calculating the value of the Growth Shares, the Performance Cycle associated with


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the Growth Shares, the beginning date for the Measuring Period with respect to the Growth Shares, the Vesting arrangement that shall apply to the Participant's Growth Shares, and any other provisions that shall apply to the Participant's Growth Shares, which may include provisions in addition to or different than the provisions of the Plan. The Plan Agreement must be signed by the Participant and by an authorized officer of the Company (other than the Participant).


                                    SECTION 5
                               PERFORMANCE CYCLE

         5.1 Determination of Performance Cycle. The Board shall determine at the time of each grant of Growth Shares hereunder when the Performance Cycle with respect to the grant of such Growth Shares shall begin and end.

         5.2 Normal Performance Cycle. The normal Performance Cycle shall be a five (5) year period, but the Board may specify shorter or longer Performance Cycles with respect to any specific grant of Growth Shares. The beginning and ending of the Performance Cycle will be specified for each grant of Growth Shares in the Plan Agreement with each Participant.


                                    SECTION 6
                              GROWTH SHARE GRANTS

         6.1 Grants. Growth Shares shall be granted to a Participant based upon the Board's assessment of the anticipated role and contribution of the Participant over the applicable Performance Cycle. Growth Shares will ordinarily be granted to Participants only at the beginning of a Performance Cycle, provided, however, that the Board in its sole discretion may grant additional Growth Shares with respect to a Performance Cycle at any time during the Performance Cycle. The Beginning Value of the Growth Shares as determined by the Board for each grant will be specified in the Participant's Plan Agreement for purposes of calculating the value of the Growth Shares.

         6.2 Number of Growth Shares; Adjustments. Each Growth Share shall represent the equivalent of one LLC Interest or the equivalent number of shares of Common Stock into which one LLC Interest is converted upon conversion of the Company into a corporation. The maximum number of Growth Shares that may be awarded under the Plan shall not exceed an aggregate of 12,750,000. If the outstanding LLC Interests or shares of Common Stock of the Company, as the case may be, are changed as a result of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification, recapitalization or other similar change in the LLC Interests or the Common Stock, the number of Growth Shares then held by Participants and covered by the Plan, the Beginning Value with respect to such Growth Shares and the number of Growth Shares that may be awarded under the Plan, shall be correspondingly adjusted by the Board to equitably reflect such change and any such adjustment shall be conclusive and binding for all purposes of the Plan. If the total number of outstanding LLC Interests or shares of Common Stock, as the case may be, are increased after the Effective Date as a result of a merger,



                                       7
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acquisition, consolidation, reorganization or similar corporate transaction, or through the sale of additional LLC Interests or shares of Common Stock, no adjustment shall be made with respect to outstanding Growth Shares or the Growth Shares available for issuance under the Plan, unless the Board determines that the Company has not received at least equivalent value for the additional LLC Interests or shares of Common Stock in which case the Board shall make appropriate adjustments to the outstanding Growth Shares to equitably reflect any dilution in value of the outstanding LLC Interests or Common Stock. The Board shall retain sole discretion to determine the total number of Growth Shares to be granted at the beginning of any Performance Cycle and the number of Growth Shares to be awarded to any specific Participant. The Company anticipates that only a portion of the total Growth Shares allocated to the Plan will be granted initially, so that a number of Growth Shares will be reserved for grants to new Participants and for grants pursuant to new Performance Cycles. If a Growth Share has been redeemed and an Award made to a Participant in accordance with the provisions of Section 8, or if a Growth Share has been forfeited or canceled for any other reason, the Growth Share shall again be available for grant under the Plan.

         6.3 Establishment of Individual Growth Share Accounts. The Company shall establish, or shall cause to be established, individual accounts for each Participant which will be unsecured and unfunded and will be maintained for each grant of Growth Shares to a Participant under the Plan. The account for each Participant shall reflect the number of Growth Shares granted and held by such Participant and the Beginning Value of each such Growth Share.


                                    SECTION 7
                            VESTING OF GROWTH SHARES

         7.1 Normal Vesting Schedule. Growth Shares granted under the Plan shall Vest at the rate of 20 percent for each full year of employment with the Company or an Affiliated Entity (or as specified in the Plan Agreement for a particular Participant) completed after the effective date of the grant of the Growth Shares unless the Board specifies a different Vesting arrangement with respect to the grant of Growth Shares to a particular Participant. The manner in which each Participant's Growth Shares shall Vest shall be set forth in the Plan Agreement with the Participant. Different Vesting arrangements may apply with respect to the grant of Growth Shares to different Participants.

         7.2 Vesting in Other Circumstances. A Participant shall become 100 percent Vested in all his or her Growth Shares in the event of the Participant's death, Permanent Disability or Retirement. A Participant shall also become 100 percent Vested in all of his or her Growth Shares upon the occurrence of a Triggering Event described in subsection 2.1(y)(ii) or (iii). The end of a Performance Cycle shall not cause any acceleration of Vesting for any Participant.

         7.3 Termination for Cause. If a Participant's employment is terminated for Cause, he shall forfeit all of his or her Vested Growth Shares and shall not be entitled to any Award or payment under this Plan with respect to any Growth Shares previously granted to such Participant.



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                                    SECTION 8
                             INITIAL PUBLIC OFFERING

         8.1 Value of Growth Shares Capped Upon Initial Public Offering. Notwithstanding the provisions of subsection 2.1(m), in the event that the Company sells shares of its Common Stock to the public in an underwritten public offering under the Securities Act of 1933, or any equivalent applicable law (an "IPO"), the Ending Value of a Participant's Growth Shares shall not exceed the price to the public per share in such IPO established by the pricing committee at the pricing meeting held to establish such price, or the equivalent event (the "Initial Public Price"). The IPO shall not accelerate the Vesting with respect to any Growth Shares nor accelerate the payment for such Growth Shares, and the provisions of this Plan shall remain applicable to all such Growth Shares.

         8.2 Issuance of Non-Qualified Stock Options. In the event of an IPO as described in Section 8.1, each Participant then holding Growth Shares shall receive a non-qualified stock option from the Company entitling the Participant to purchase an equivalent number of shares of the Company's Common Stock at a price per share equal to the Initial Public Price and with a vesting schedule identical to the vesting schedule then in place with respect to such Participant's Growth Shares. The non-qualified stock option shall become effective at the time of the IPO. The non-qualified stock option shall contain such other customary terms and conditions as may be determined by the Board in its sole discretion.


                                    SECTION 9
                            PAYMENTS TO PARTICIPANTS

         9.1 Value of Growth Shares. The value of a Participant's Growth Shares will be calculated according to the following formula: (A - B - C + D) x E, as follows: (A) Ending Value, less (B) Beginning Value, less (C) an amount equal to 9% of each capital contribution or addition to the capital of the Company, divided by the number of outstanding LLC Interests or shares of Common Stock determined on a fully diluted basis at the time of such capital contribution or addition to the capital, compounded annually for the period beginning on the date of each such capital contribution or other addition to the capital of the Company through the end of the Measuring Period, reduced appropriately for any returns of capital, plus (D) total distributions made with respect to all LLC Interests or dividends paid on the Common Stock and any withdrawal of capital or redemptions of stock by the parent or shareholder(s) of the Company over the Measuring Period, divided by the number of LLC Interests or shares of Common Stock outstanding at the time (determined on a fully diluted basis), multiplied by (E) the number of Growth Shares granted to the Participant for which value is being determined. The value of each Participant's Growth Shares shall be determined as soon as practicable before or after the applicable Triggering Event, but in no event later than ninety (90) days after the Triggering Event.

         9.2 Payments to Participants - In General. Except as otherwise provided in this Section, a Participant in the Plan shall receive payment for his or her Vested Growth Shares that are affected by the applicable Triggering Event within thirty (30) days following the final determination of value referenced in Section 9.1 above. If a Participant is not 100% Vested at



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


the time of, or because of, a Triggering Event, the Participant shall receive payment for his or her Vested Growth Shares covered by such Triggering Event in accordance with the provisions of this Section 9.2 and shall receive payment with respect to the unvested Growth Shares at such time as such Growth Shares become Vested in accordance with the provisions of the Plan. The amount of any payment that is delayed in accordance with the foregoing provision shall be equal to the payment that would have been made to the Participant if the Vested Growth Shares with respect to which the Participant becomes entitled to payment had, in fact, been Vested at the time of the Triggering Event and the delayed payment shall be made in the same medium (cash or Common Stock of the Company as provided in Sections 9.3 and 9.4) used for the payment to Participants at the time of the Triggering Event. If a Participant does not become Vested with respect to any Growth Shares that are unvested at the time of a Triggering Event, the Participant shall not be entitled to any payment with respect to such Growth Shares.

         9.3 Form of Payment. Except as provided below, payment shall be made to the Participant either in a cash lump sum or in shares of the Company's Common Stock, as determined by the Board, subject to applicable withholding of income tax and other amounts, no later than thirty (30) days after the final determination of the value of the Growth Shares. Notwithstanding the foregoing, if at the time of the Triggering Event the shares of the Company's Common Stock satisfy the requirements of Section 9.4(b), payment shall be made in shares of the Company's Common Stock with a Market Value as of the date of the Triggering Event equal to the value of the Participant's Growth Shares determined under
Section 9.1. A Participant who is not 100% Vested at the time of a Triggering Event for which payment is made in shares of the Company's Common Stock shall receive payment for his Vested Growth Shares, at the time specified in Section 9.2, of the same number of shares of the Company's Common Stock that would have been issued to him at the time of the Triggering Event with respect to such number of Vested Growth Shares.

         9.4      Use of Common Stock for Payment.

                  (a) If the Board elects to make payment of amounts due under this Plan in shares of the Company's Common Stock at a time when such Common Stock is not actively traded on an established securities market and the Company is not subject to the reporting and disclosure requirements of the Exchange Act, the Company will take such actions as it may determine to be necessary to comply with applicable federal, state and foreign securities laws with respect to such participant. If the shares of the Company's Common Stock to be received by a Participant hereunder may not be immediately sold by the Participant because of restrictions imposed by federal, state or foreign securities laws, the Board shall permit the Participant to elect to pay the applicable income and other taxes required to be withheld by causing the Company to withhold from the shares otherwise issuable to the Participant sufficient shares to satisfy the withholding obligation, provided, however, that the amount of shares of Common Stock withheld shall not exceed the minimum applicable withholding rate. The value of the Company's Common Stock for purposes of determining the number of shares of such Common Stock to be issued to Participants in payment for their Growth Shares for purposes of this Section 9.4(a) shall be determined by appraisal in accordance with the provisions of Section 2.1(c) as of the last day of the Measuring Period.

                  (b) Shares of the Company's Common Stock shall be used in payment of amounts due under this Plan if such Common Stock is actively traded on an established securities market and the Company is subject to the reporting and disclosure requirements of the Exchange Act. Prior to the issuance of shares of the Company's Common Stock as payment hereunder, the Company shall file a registration statement (on Form S-8 or other form selected by the Company) and take such other actions as may be reasonably required to permit the Participants to sell immediately such shares. If the shares of the Company's Common Stock to be received by a Participant hereunder may not be immediately sold by the Participant because of restrictions imposed by federal or state securities laws, the Board shall permit the Participant to elect to pay the applicable income and other taxes required to be withheld by causing the Company to withhold from the shares otherwise issuable to the Participant sufficient shares to satisfy the withholding obligation, provided, however, that the amount of shares of Common Stock withheld shall not exceed the minimum applicable withholding rate.

         9.5 Exceptional Payments. Notwithstanding the foregoing provisions of this Section 9, the Board may cause any payments due hereunder to be made in two equal annual installments. As provided in Section 9.2 above, the first such payment shall be made within thirty (30) days after the final determination of the value of the Growth Shares payable to the Participant and the subsequent annual payment shall be made on the anniversary of such date, together with interest thereon at the consolidated prime rate, as published in the Wall Street Journal, in effect on the date of the payment of the first annual installment, plus one percentage point. Notwithstanding the foregoing, payment of amounts required as a result of a sale of the Company (or its assets) that constitutes a Change of Control and a Triggering Event shall be made immediately prior to the effective time of the applicable Triggering Event. Such payment may be made by the Company or by the principal shareholder of the Company, as determined in the sole discretion of such shareholder.


                                   SECTION 10
                              RIGHTS OF EMPLOYEES

         Nothing contained in the Plan or in any Growth Share granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or Affiliated Entity, or interfere in any way with the right of the Company or Affiliated Entity, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment for any purpose of this Plan shall be determined by the Board, subject to the requirements of applicable law, if any.

                                   SECTION 11
                          DESIGNATION OF BENEFICIARIES

         A Participant may designate a beneficiary or beneficiaries to receive all or part of the amounts earned by the Participant under the Plan in case of death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be on a form to be provided by the Company for this purpose and shall be signed by the Participant and delivered to the Company prior to the Participant's death. In the case of the Participant's death, the amounts to be distributed to the Participant under the Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with the Plan to the designated beneficiary or beneficiaries. The amount distributable to a Participant upon death and not subject to a valid beneficiary designation shall be distributed to the Participant's estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company shall have no further liability with respect to such amount.


                                   SECTION 12
                          CHANGES IN ACCOUNTING RULES

         Notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Growth Shares shall occur which, in the sole judgment of the Board, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Board shall have the right and power to modify as necessary any then outstanding Growth Shares, provided, however, that no such modification shall in any manner adversely affect any Growth Shares theretofore granted under the Plan without the consent of the Participant holding such Growth Shares.


                                   SECTION 13
                            OTHER EMPLOYEE BENEFITS

         The amount of any compensation deemed to be received by a Participant as a result of the receipt of Growth Shares or cash payments for such Growth Shares shall not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

                                   SECTION 14
                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

         The Board may at any time terminate, and from time to time may amend or modify the Plan. The Plan shall terminate upon the sale of all or substantially all of the assets of the Company, a distribution of all or substantially all of the assets of the Company to its shareholders, or the merger or reorganization of the Company if the Company is not the surviving entity. Upon termination of the Plan, no further Growth Shares shall be issued, but the provisions of the Plan shall remain applicable to all Growth Shares then outstanding at the time of Plan termination. No amendment, modification or termination of the Plan shall in any manner adversely affect any Growth Shares theretofore granted under the Plan, without the consent of the Participant holding such Growth Shares.


                                   SECTION 15
                                     SETOFF

         All or part of any amount otherwise due and payable to a Participant under the Plan may be setoff or applied by the Company against any liability or reimbursement then due and payable by the Participant to the Company.


                                   SECTION 16
                                  PLAN FUNDING

         Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, shall have no interest or right as a shareholder in the Company and shall be only general creditors of the Company.


                                   SECTION 17
                           NON-ASSIGNABILITY OF RIGHTS

         Except as provided in the Plan, no grant, right, benefit or account of a Participant under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits except as expressly provided herein. If any Participant should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Company, cease, and in such event, the Company may hold or apply the Participant's Growth Shares or any part thereof for the benefit of the Participant or the Participant's spouse, children, or other dependents, or any of them in such manner and in such proportions as the Board shall deem proper.

                                   SECTION 18
                                WITHHOLDING TAXES

         The Company shall have the right to deduct from all amounts payable to a Participant any taxes or other impositions required by law to be withheld upon such payment.


                                   SECTION 19
                               REQUIREMENTS OF LAW

         19.1 Requirements of Law. The issuance of Growth Shares and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

         19.2 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado without the application of any conflicts of laws or principles otherwise applicable under Colorado law.


                                   SECTION 20
                                  SEVERABILITY

         In the event that any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.


                                         QWEST DIGITAL MEDIA, LLC
ATTEST:


------------------------------
                                         By:
                                            ------------------------------------

Dated:
      ------------------------

                            QWEST DIGITAL MEDIA, LLC

                           GROWTH SHARE PLAN AGREEMENT


         THIS AGREEMENT is made and entered into as of _________________, 19___, by and between Qwest Digital Media, LLC (the "Company") and
___________________________ (the "Participant").

         WHEREAS, the Company has adopted the Qwest Digital Media, LLC Growth Share Plan (as Amended and Restated effective June 1, 2000) (the "Plan"), and

         WHEREAS, the Plan requires that an Agreement be entered into between the Company and the Participant setting out certain terms and benefits of the Plan as they apply to the Participant;

         NOW, THEREFORE, the Company and the Participant hereby agree as follows:

         1. The Plan is hereby incorporated into and made a part of this Agreement as though set forth in full herein. Capitalized terms that are used herein shall have the meanings assigned to such terms by the Plan, unless another definition is specified in this Agreement. The parties shall be bound by, and have the benefit of, each and every provision of the Plan, including but not limited to the provisions relating to amendment and termination of the Plan which are set forth in the Plan.

         2. The beginning of the Performance Cycle for Growth Shares granted under this Agreement will be ____________________.

         3. The end of the Performance Cycle for Growth Shares granted under this Agreement will be ____________________.

         4. The Participant is hereby granted _____________ Growth Shares under this Agreement.

         5. The Beginning Value per LLC Interest or share of Common Stock, as the case may be, for the purpose of determining the value of the grant is [$____________].

         6. The Measuring Period with respect to the Growth Shares granted under this Agreement will begin on _________________.

         7. Growth Shares granted under this Agreement will vest according to the following schedule:

          Period of Time Since
           [Effective Date of
             Grant] (Years)                        Annual Vesting                       Cumulative Vesting
         ----------------------                    --------------                       ------------------












         8. This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, and the Participant and his Beneficiaries.

         9. This Agreement may be modified or amended only by means of a written instrument executed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first above written.

                                            QWEST DIGITAL MEDIA, LLC


                                            By:
                                               ---------------------------------


                                            PARTICIPANT



                                            ------------------------------------

                     DESIGNATION OF BENEFICIARY FOR PAYMENTS
                       DUE UNDER QWEST DIGITAL MEDIA, LLC
                                GROWTH SHARE PLAN

         The undersigned is a Participant in the Qwest Digital Media, LLC Growth Share Plan (as Amended and Restated effective June 1, 2000) (the "Plan") established by Qwest Digital Media, LLC (the "Company").

         Pursuant to Section 11 of the Plan, the undersigned hereby designates the following persons or entities as primary and secondary beneficiaries and primary and secondary appointees as my legal representative of any amount due to me under the Plan with respect to the grant of Growth Shares effective as of _________________ and payable by reason of my death or disability, respectively:

                                      DEATH

Primary Beneficiary:

            Name:                       Address:                 Relationship:


--------------------------       -----------------------        ---------------

                                 -----------------------

Secondary (Contingent) Beneficiary:

            Name:                       Address:                 Relationship:


--------------------------       -----------------------        ---------------

                                 -----------------------

                                   DISABILITY
Primary Appointee:

            Name:                       Address:                 Relationship:


--------------------------       -----------------------        ---------------

                                 -----------------------

Secondary (Contingent) Appointee:

            Name:                       Address:                 Relationship:


--------------------------       -----------------------        ---------------

                                 -----------------------

THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY OR APPOINTEE DESIGNATION IS HEREBY RESERVED. ALL PRIOR DESIGNATIONS (IF ANY) OF BENEFICIARIES AND APPOINTEES, OF ANY KIND, ARE HEREBY REVOKED.

         The Company shall pay all sums payable under the Plan by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Company shall pay all amounts in accordance with Section 11 of the Plan. In the event that a named beneficiary survives me and dies prior to receiving the entire amount payable under the Plan, then and in that event, the remaining unpaid amount, payable according to the terms of the Plan, shall be payable to the personal representative of the estate of said deceased beneficiary, who survives me, but dies prior to receiving the total amount due under the Plan. This same payment scheme shall apply to Primary and Secondary Appointees except that no amount payable under the Plan shall be paid to the estate of a Primary or Secondary Appointee. Should the Secondary Appointee not survive me and not receive the full amount payable under the Plan, then such remaining amount shall be payable to my guardian or conservator as appointed by a court of competent jurisdiction.

         IN WITNESS WHEREOF, the undersigned has executed this document on the day and year hereinafter indicated, in the presence of the witnesses indicated below who each signed as witnesses in the presence of the undersigned and each other.


                                                --------------------------------
                                                             Name


                                                --------------------------------
                                                           Signature


                                                --------------------------------
                                                              Date

WITNESSES:


------------------------------
            Name


------------------------------
          Signature


------------------------------
            Name


------------------------------
          Signature


NOTE: In preparing this Designation of Beneficiary, you should consult with your attorney to determine the appropriate method of designation consistent with your personal estate plan.